United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2013

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 23, 2013, the board of directors (the “Board”) of OXiGENE, Inc. (the “Company”) increased the size of the Board by one, from five (5) to six (6) members, and approved the election of Dr. David (Dai) Chaplin to fill the newly created directorship, effective immediately. Dr. Chaplin has not been appointed to any committee of the Board and his election to the Board was not due to any arrangement or understanding with any other person.

Dr. Chaplin and the Company have entered into a consulting agreement pursuant to which Dr. Chaplin will be paid $5,000 per month to consult with the Company regarding alliance management and technical support of OXiGENE and Baylor University’s ongoing sponsored research programs. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, as a non-employee member of the Board, Dr. Chaplin will be compensated for his service on the Board in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, adopted by the Company on September 20, 2011, as described under the heading “Director Compensation” in the Definitive Proxy Statement filed by the Company with the Commission on April 20, 2012, and which is filed as Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Consulting Agreement with Dr. Chaplin

99.1	Press Release dated January 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: January 23, 2013	/s/ Dr. Peter J. Langecker
By: Dr. Peter J. Langecker Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Consulting Agreement with Dr. Chaplin

99.1	Press Release dated January 23, 2013